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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-122905, No. 333-152027, No. 333-160344, No. 333-167678, No. 333-175271, No. 333-182438, and No. 333-189602) of GFI Group Inc. of our report dated March 13, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 13, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM